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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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/X/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
AMR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

                        April 22, 2005

Dear Stockholder,

            On behalf of your Board of Directors and management, you are cordially invited to attend AMR Corporation's 2005 Annual Meeting of Stockholders to be held on Wednesday, May 18, 2005 at the American Airlines Training & Conference Center in Fort Worth, Texas. The meeting will begin at 8:00 a.m., Central Daylight Saving Time. This booklet includes the formal notice of meeting and the proxy statement. You will find information regarding admission to the annual meeting and the business to be conducted on the following pages.

            Stockholders of record at the close of business on March 21, 2005 are entitled to vote at the annual meeting. Whether or not you plan to attend, we encourage you to read the proxy statement and vote as soon as possible. You may vote by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy card. Also, we encourage you to elect to receive future annual reports, proxy statements and other materials over the Internet by following the instructions in this booklet. This electronic means of communication is quick and convenient and can save us a substantial amount of money in printing and postage costs.

            If you plan to attend the annual meeting, please indicate your plans when you cast your vote by telephone or Internet, or mark the appropriate box on the proxy card. Admission to the annual meeting will be by ticket only or other proof of stock ownership. Please bring the admission ticket that is printed on, or included with, the proxy card. For your convenience, a map and directions to the American Airlines Training & Conference Center are provided on the back cover of this booklet and on the admission ticket.

Sincerely yours,

Gerard J. Arpey Chairman, President and Chief Executive Officer

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

2005 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	(i)
ELECTRONIC DELIVERY OF PROXY DOCUMENTS	1
ABOUT THE ANNUAL MEETING	1
What is the purpose of the annual meeting?	1
How are votes counted?	2
What are the Board's recommendations?	2
Who will bear the cost of soliciting proxies for the annual meeting?	2
Who is entitled to vote at the annual meeting?	2
What is the quorum for the annual meeting?	3
How do I vote?	3
When will Internet and telephone voting facilities close?	4
Can I change my vote after I have voted?	4
Who can attend the annual meeting?	4
Where is the annual meeting?	4
PROPOSAL 1—ELECTION OF DIRECTORS	5
NOMINEES FOR ELECTION AS DIRECTORS	5
BOARD OF DIRECTORS	9
Board Committees	9
Board Committee Roles and Number of Committee Meetings	9
Director Nominees	10
Number of Board and Committee Meetings; Attendance at Board, Committee and Annual Meetings	11
Compensation Committee Interlocks and Insider Participation	11
Director Independence	11
Compensation of Directors	13
Code of Conduct for Employees and Directors	15
Executive Sessions and the Lead Director	15
Contacting the Board of Directors	15
OWNERSHIP OF SECURITIES	16
Securities Owned by Directors and Executive Officers	16
Securities Owned by Certain Beneficial Owners	19
EXECUTIVE COMPENSATION	21
Summary Compensation Table	21
Stock Options Granted	23
Stock Option Exercises and December 31, 2004 Stock Option Value	24
Long Term Incentive Plan Awards	25
Pension Plan	26
Pension Plan Table	26
CORPORATE PERFORMANCE	27
Cumulative Total Returns on $100 Investment on December 31, 1999	27
OTHER MATTERS INVOLVING EXECUTIVE OFFICERS	28
Executive Termination Benefits Agreements	28
AUDIT COMMITTEE REPORT	29
Number of Meetings, Nature of Reviews, Independence of Members, Charter, Meetings with Management and the Independent Auditors	29
FEES PAID TO ERNST & YOUNG LLP	30
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS	30
COMPENSATION COMMITTEE REPORT	31
Overall Policy	31
Discussion	32
PROPOSAL 2—RATIFICATION OF AUDITORS	36
PROPOSAL 3—STOCKHOLDER PROPOSAL	37
OTHER MATTERS	38
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
ADDITIONAL INFORMATION	38
Stockholder Proposals/Nominations	38
IMPORTANT INFORMATION CONCERNING THE AMR CORPORATION ANNUAL MEETING AND DIRECTIONS TO THE AMERICAN AIRLINES TRAINING & CONFERENCE CENTER	Back Cover

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

Official Notice of Annual Meeting of Stockholders

TIME	Registration Begins:	7:15 a.m., Central Daylight Saving Time
	Meeting Begins:	8:00 a.m., Central Daylight Saving Time
DATE	Wednesday, May 18, 2005
PLACE	American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South Fort Worth, Texas 76155
ITEMS OF BUSINESS	(1)	to elect 13 directors;
	(2)	to ratify the selection by the Audit Committee of Ernst & Young LLP as independent auditors for AMR Corporation for the year ending December 31, 2005;
	(3)	to consider one stockholder proposal; and
	(4)	to transact such other matters as may properly come before the annual meeting or any adjournments thereof.
RECORD DATE	You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on Monday, March 21, 2005.
FINANCIAL STATEMENTS
Audited financial statements for the year ended December 31, 2004, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in Form 10-K, which is contained in the Annual Report included in this mailing.
ANNUAL MEETING ADMISSION
To attend the annual meeting you must have an admission ticket (printed on, or included with, the proxy card) or other proof of beneficial ownership of AMR Corporation shares (such as a brokerage statement reflecting your stock ownership as of March 21, 2005).
VOTING BY PROXY
Your vote is important. Please vote by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the annual meeting. Your proxy card contains instructions for each of these voting options.

                      By Order of the Board of Directors,

                      Charles D. MarLett
                       Corporate Secretary

April 22, 2005

(i)

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

PROXY STATEMENT

Annual Meeting Of Stockholders
May 18, 2005

            This Proxy Statement and the form of proxy are being mailed to stockholders on or around April 22, 2005, in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of AMR Corporation ("AMR", the "Corporation" or the "Company") for use at the annual meeting of stockholders to be held on May 18, 2005. This Proxy Statement also includes information regarding AMR's wholly-owned and principal subsidiary, American Airlines, Inc. ("American"). The annual meeting of stockholders will be held at the American Airlines Training & Conference Center ("AATCC"), Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 18, 2005, 8:00 a.m., Central Daylight Saving Time ("CDT"). A map of the area and directions to AATCC can be found on the back cover of this Proxy Statement and on the admission ticket. The mailing address of the Corporation's principal executive offices is AMR Corporation, 4333 Amon Carter Boulevard, MD 5675, Fort Worth, Texas 76155.

ELECTRONIC DELIVERY OF PROXY DOCUMENTS

            AMR's official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2004 are available on AMR's Internet website located at www.aa.com/investorrelations.

            As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock registrar and transfer agent, you can choose to receive and access future annual meeting materials electronically by going to the website www.amstock.com and clicking on "Shareholder Services" or by following the instructions provided when voting via the Internet. If your shares of AMR stock are held in a brokerage account, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to view future annual meeting materials over the Internet.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        The purpose of the annual meeting of stockholders is to allow you to act upon matters which are outlined in the accompanying notice. These matters include the election of directors, the ratification of the selection by the Audit Committee of the Corporation's independent auditors for the 2005 fiscal year and the consideration of one proposal that has been submitted by Evelyn Y. Davis, a stockholder. Also, AMR's management will report on the performance of the Corporation during 2004.

How are votes counted?

        With respect to the election of directors, you either may vote "FOR" all or less than all of the nominated directors or your vote may be "WITHHELD" as to one or more of them. The nominated directors will be elected by a plurality of the votes cast at the annual meeting. A majority of the votes cast at the annual meeting is required to approve each of the other two proposals. With respect to these other proposals you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it will have the same effect as a vote "AGAINST".

            If you hold your shares as a record holder, you may vote your shares in person at the annual meeting, through the mail, by telephone or by the Internet, each as described on the proxy card (see also "How do I vote?" on the next page for more information). If you sign your proxy card and provide no further instructions, your shares will be voted FOR proposals 1 (as to all nominated directors) and 2 and AGAINST proposal 3.

            If you hold your shares through a broker, follow the voting instructions you receive from your broker (see also "How do I vote?" on the next page for more information). Please note that the election of directors and the ratification of appointment of the Company's independent auditors (Proposals 1 and 2, respectively) are "discretionary" items under the voting procedures of the New York Stock Exchange ("NYSE"). Member brokers of the NYSE who do not receive voting instructions from the beneficial owners may vote such shares in their discretion with respect to these two proposals. Proposal 3 (Mrs. Davis' proposal) is a "non-discretionary" item and may not be voted upon by NYSE member brokers in their discretion. If you do not submit voting instructions and if your broker does not have discretion to vote your shares on a proposal, your shares will not be counted in determining the outcome of the vote on that proposal.

What are the Board's recommendations?

        The Board's recommendations are included with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

  •
  for the election of the nominated slate of directors (Proposal 1);

  •
  for the ratification of the selection by the Audit Committee of Ernst & Young LLP ("Ernst & Young") as the Corporation's independent auditors for the year ending December 31, 2005 (Proposal 2); and

  •
  against approval of Mrs. Davis' proposal (Proposal 3).

Who will bear the cost of soliciting proxies for the annual meeting?

        The Company will pay the cost of this solicitation. In addition to using regular mail, proxies may be solicited by directors, officers, employees or agents of the Corporation or its subsidiaries, in person or by telephone, facsimile, e-mail or other means of electronic communication. AMR will also request brokers or nominees who hold common stock in their names to forward proxy materials to the beneficial owners of such stock at the Corporation's expense. To aid in the solicitation of proxies, the Corporation has retained D.F. King & Co., a firm of professional proxy solicitors, at an estimated fee of $7,500 plus reimbursement of normal expenses.

Who is entitled to vote at the annual meeting?

        Only stockholders of record at the close of business on March 21, 2005 (the "Record Date"), are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on the Record Date at the annual meeting, or any postponements or adjournments thereof. On the Record Date, the Corporation had outstanding 161,207,282 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

            If you are an employee/participant in the Company Stock Fund (the "Fund"), an investment under $uper $aver (a 401(k) plan), you will receive one proxy card for all the shares that you own through the Fund. The proxy card will serve as your voting instruction card for the trustee of the Fund (U.S. Trust Company, N.A.). To allow sufficient time for the trustee to vote your Fund shares, the trustee must receive your voting instructions by May 14, 2005. If the trustee does not receive your instructions by that date, it will vote your Fund shares in the same proportion as shares for which instructions were received. As of the Record Date, the Fund represented 1,361,821 shares of the Corporation's common stock.

            Please note that receipt of stock options for the Corporation's common stock under the 2003 Employee Stock Incentive Plan or the 1997 Pilots Stock Plan, in and of itself, is not sufficient to entitle the holder of such options to vote at or attend the annual meeting.

What is the quorum for the annual meeting?

        The presence, in person or by proxy, of the holders of at least one-third of the shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present for determining whether a quorum exists. If a quorum is not present in person or represented by proxies at the annual meeting, the holders of shares entitled to vote at the annual meeting who are present in person or represented by proxies will have the power to adjourn the annual meeting from time to time until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum will be present in person or represented by proxies, any business may be transacted that might have been transacted at the original meeting.

How do I vote?

        Stockholders of record on the Record Date may vote by any one of the following methods:

  •
  In person at the annual meeting.

  •
  By Internet. You can vote on the Internet at the website address shown on your proxy card. The Internet voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet voting will depend on the voting process of your bank or broker. Please follow the Internet voting instructions found on the form you receive from your bank or broker. If you elect to vote using the Internet, you may incur telecommunication and/or Internet access charges for which you are responsible.

  •
  By telephone. You can vote by telephone using the telephone number shown on your proxy card. The telephone voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone voting will depend on the voting process of your bank or broker. Please follow the telephone voting instructions found on the form you receive from your bank or broker.

  •
  By mail. You can vote by mail by completing, signing and returning the enclosed proxy card in the postage paid envelope provided. Your shares will be voted in accordance with your directions provided on the proxy card.

When will Internet and telephone voting facilities close?

        The Internet voting facilities will close at 11:59 p.m. CDT, on May 17, 2005. The telephone voting facilities will be available until the annual meeting begins at 8:00 a.m. CDT, on May 18, 2005.

Can I change my vote after I have voted?

        Yes, even after you have submitted your proxy, you may change your vote at any time before the annual meeting begins by filing with the Corporate Secretary of the Corporation a notice of revocation, a properly executed, later-dated proxy, or by attending and voting your shares at the annual meeting.

Who can attend the annual meeting?

        Stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Provided there is adequate room for all stockholders wishing to attend the meeting, one guest may accompany each stockholder. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:15 a.m. CDT, on May 18, 2005, in the reception area outside the Flagship Auditorium. The doors to the Flagship Auditorium will open at 7:45 a.m. CDT.

            If you plan to attend the annual meeting, you must have an admission ticket. This ticket is printed on, or included with, the proxy card. If you do not have an admission ticket, you will need to bring other proof of beneficial ownership of AMR Corporation stock, such as a copy of a brokerage statement reflecting your stock ownership as of the Record Date. All stockholders and their guests will be required to check-in at the registration desk.

Where is the annual meeting?

        The annual meeting of stockholders will be held at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 18, 2005, 8:00 a.m. CDT. A map of the area and directions can be found on the back cover of this Proxy Statement and on the admission ticket.

PROPOSAL 1—ELECTION OF DIRECTORS

            The Board of Directors proposes that the following 13 director candidates, all of whom currently serve as AMR directors, be elected at the annual meeting to serve until the next annual meeting. Each of the nominees for election as a director has indicated that he or she will serve if elected and has furnished to the Corporation the following information with respect to his or her principal occupation or employment and business directorships as of the Record Date.

            Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election as a result of unforeseen circumstances, it is the intention of the persons named as proxies to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

NOMINEES FOR ELECTION AS DIRECTORS

Gerard J. Arpey (Age 46)

First elected a director in 2003

Chairman, President and Chief Executive Officer of the Corporation and American, Fort Worth, Texas since May 2004; air transportation. Previously, Mr. Arpey held the following positions at the Corporation and American: President and Chief Executive Officer (April 2003 to May 2004); President and Chief Operating Officer (April 2002 to April 2003); Executive Vice President Operations (January 2000 to April 2002); and Senior Vice President Finance and Planning and Chief Financial Officer (March 1995 to January 2000).

John W. Bachmann (Age 66)

First elected a director in 2001

Senior Partner, Edward Jones, St. Louis, Missouri since January, 2004, and Managing Partner from 1980 to 2003; financial services. Mr. Bachmann began his career at Edward Jones in 1959. He is also a director of the Monsanto Company. Mr. Bachmann previously was a director of Trans World Airlines, Inc.

David L. Boren (Age 64)

First elected a director in 1994
President, University of Oklahoma, Norman, Oklahoma since 1994; educational institution. From 1979 through 1994, Mr. Boren was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma. He is also a director of Texas Instruments, Inc. and Torchmark Corporation.

Edward A. Brennan (Age 71)

First elected a director in 1987

Retired Chairman, President and Chief Executive Officer of Sears, Roebuck and Co., Chicago, Illinois; merchandising. Mr. Brennan retired from Sears in 1995. Prior to his retirement, he had been associated with Sears for 39 years. He served as Executive Chairman of the Corporation from April 2003 until May 2004. Mr. Brennan is also a director of 3M Company; Allstate Corporation; Exelon Corporation; Morgan Stanley and McDonalds Corporation.

Armando M. Codina (Age 58)

First elected a director in 1995

Chairman and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida since 1979; real estate investments, development and construction, property management and brokerage services. Mr. Codina is also a director of BellSouth Corporation and General Motors Corporation.

Earl G. Graves (Age 70)

First elected a director in 1995

Chairman and Chief Executive Officer, Earl G. Graves, Limited, New York, New York since 1970; communications and publishing (including the publication of Black Enterprise magazine). Mr. Graves is also a director of Aetna Inc.; DaimlerChrysler AG; Federated Department Stores, Inc. and Rohm and Haas Company.

Ann M. Korologos (Age 63)

First elected a director in 1990

Chairman, RAND Board of Trustees, RAND Corporation, Santa Monica, California since 2004; international public policy research organization. Mrs. Korologos has held positions with The Aspen Institute (1993 to present) and is currently Senior Advisor for Benedetto, Gartland & Company. Previously, she served as United States Secretary of Labor (1987 to 1989). Mrs. Korologos is also a director of Fannie Mae; Harman International Industries, Inc.; Host Marriott Corporation; Kellogg Company and Microsoft Corporation.

Michael A. Miles (Age 65)

First elected a director in 2000

Mr. Miles is a Special Limited Partner of Forstmann Little & Co., New York, New York, and a member of its Advisory Board since 1995; investment banking. Previously, he was Chairman and Chief Executive Officer of Philip Morris Companies Inc. from 1991 until his retirement in 1994; consumer products. Mr. Miles is also a director of Citadel Broadcasting Corporation; Time Warner Inc.; Dell Inc.; Morgan Stanley and Sears, Roebuck and Co.

Philip J. Purcell (Age 61)

First elected a director in 2000

Chairman and Chief Executive Officer, Morgan Stanley, New York, New York since 1997; financial services. Mr. Purcell became President and Chief Operating Officer of Dean Witter in 1982, and was Chairman and Chief Executive Officer of Dean Witter Discover from 1986 until it merged with Morgan Stanley in 1997.

Joe M. Rodgers (Age 71)

First elected a director in 1989

Chairman, The JMR Group, Nashville, Tennessee since 1984; investment company. From 1985 through 1989, Mr. Rodgers was the United States Ambassador to France. He is also a director of Tractor Supply Company.

Dr. Judith Rodin (Age 60)

First elected a director in 1997

President, The Rockefeller Foundation, New York, New York since March 2005; private philanthropic institution. From July 1994 to June 2004, Dr. Rodin was the President of the University of Pennsylvania ("Penn"). She continues to hold positions at Penn as a Professor of Psychology in the School of Arts and Sciences and as a Professor of Medicine and Psychiatry in the School of Medicine. Dr. Rodin is also a director of Aetna Inc.; Citigroup, Inc. and Comcast Corporation.

Matthew K. Rose (Age 46)

First elected a director in 2004

Chairman, President and Chief Executive Officer, Burlington Northern Santa Fe Corporation ("BNSF"), Fort Worth, Texas since March 2002; rail transportation. Previously, Mr. Rose has held the following positions at BNSF or its predecessors: President and Chief Executive Officer (December 2000 to March 2002); President and Chief Operating Officer (June 1999 to December 2000); and Senior Vice President and Chief Operations Officer (August 1997 to June 1999).

Roger T. Staubach (Age 63)

First elected a director in 2001

Chairman and Chief Executive Officer, The Staubach Company, Addison, Texas since 1982; a global, commercial real estate strategy and services firm. After graduating from the United States Naval Academy in 1965, Mr. Staubach served four years as an officer in the U.S. Navy. He played professional football from 1969 to 1979 with the Dallas Cowboys. Mr. Staubach is also a director of McLeodUSA Incorporated.

            A plurality of the votes cast is necessary for the election of each director.

            Matthew K. Rose joined the Board of Directors in November 2004. Mr. Rose was introduced to Messrs. Arpey, Brennan and Codina by Dee J. Kelly, Fort Worth, Texas, who served as a director of the Company from 1983 until his retirement in 2000. In assessing Mr. Rose's qualifications as a director, Mr. Codina and the other members of the Nominating/Corporate Governance Committee considered Mr. Rose's experience in the transportation sector, his familiarity with the overall regulatory environment and his financial experience. The Nominating/Corporate Governance Committee unanimously recommended to the entire Board that Mr. Rose be elected a director and the Board agreed with the recommendation.

The Board of Directors recommends a vote FOR each of the nominees listed above.

BOARD OF DIRECTORS

Board Committees

        The Board of Directors has standing Audit, Compensation, Diversity and Nominating/Corporate Governance Committees. All members of the Audit Committee are independent in accordance with the listing standards of the NYSE (the "NYSE Listing Standards") and the requirements of the Securities and Exchange Commission (the "SEC"). Moreover, all members of the Compensation Committee and the Nominating/Corporate Governance Committee are independent in accordance with the NYSE Listing Standards. The committees of the Board on which the members of the Board of Directors serve on the date of this Proxy Statement are identified below. Messrs. Arpey and Brennan are not members of any of the Board Committees.

Director	Audit Committee	Compensation Committee	Diversity Committee	Nominating/Corporate Governance Committee

John W. Bachmann	**		*
David L. Boren		*		*
Armando M. Codina		*		**
Earl G. Graves			**
Ann M. Korologos				*
Michael A. Miles		**
Philip J. Purcell		*	*
Joe M. Rodgers	*			*
Judith Rodin		*	*
Matthew K. Rose	*
Roger T. Staubach	*		*

*
Member
**
Chair

Board Committee Roles and Number of Committee Meetings

        Each of the Audit, Compensation, Diversity and Nominating/Corporate Governance Committees has a charter and the charter details the responsibilities of each committee. The charters for all the standing committees of the Board are set forth on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information". The charters are also available in print to any shareholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 38 of this Proxy Statement. The following is a summary of the responsibilities of each of the committees.

  Audit Committee

  o
  Selects and retains the independent auditors
  o
  Approves in advance the services rendered by, and the fees paid to, the independent auditors
  o
  Monitors compliance with the Corporation's standards of business conduct
  o
  Reviews:
  –
  the scope and results of the annual audit (including the independent auditors' assessment of internal controls)
  –
  quarterly financial information with representatives of management and the independent auditors
  –
  the Corporation's consolidated financial statements
  –
  the scope of non-audit services provided by the independent auditors
  –
  the Corporation's periodic filings (Form 10-K, Form 10-Q) with the SEC, including the section regarding Management's Discussion and Analysis of Financial Condition and Results of Operations
  –
  other aspects of the Corporation's relationship with the independent auditors, including a letter on the independence of the auditors

            Please see the Audit Committee Report for more information.

  Compensation Committee

  o
  Formulates and approves the compensation and benefit programs for the officers of the Corporation and its subsidiaries
  o
  Approves the compensation of the Corporation's Chief Executive Officer based on an evaluation of the Chief Executive Officer's performance
  o
  Approves and monitors the Corporation's annual incentive program, its stock programs and other compensation programs
  o
  Retains the compensation consultant to perform the annual review of officer compensation

            Please see the Compensation Committee Report for more information.

  Diversity Committee

  o
  Provides oversight, counsel and guidance to senior management at American, the Corporation's other subsidiaries and the Board of Directors on issues related to diversity and inclusion, including, but not limited to:
  –
  Equal Employment Opportunity policies
  –
  Hiring practices
  –
  Employee retention issues
  –
  Corporate procurement decisions
  –
  Work environment
  o
  Monitors and oversees the development and implementation of diversity policies, programs and procedures, to ensure that they are appropriate to, and assist in the fulfillment of, the Corporation's responsibilities to its internal and external minority constituencies
  o
  Explores a wide spectrum of the Corporation's operations to assist the Corporation in promoting its diversity efforts

  Nominating/Corporate Governance Committee

  o
  Evaluates the performance of the Board and the Chief Executive Officer
  o
  Recommends candidates for officer positions and reviews with the Chief Executive Officer succession planning for senior positions at the Corporation and its subsidiaries
  o
  Proposes a slate of directors for election by the stockholders at the annual meeting
  o
  Nominates candidates to fill any vacancies on the Board (see "Director Nominees", below)
  o
  Determines the optimal size of the Board
  o
  Reviews the compensation of the directors
  o
  Considers the qualifications of stockholder director nominees in accordance with pre-established guidelines
  o
  Develops and reviews the Board's Governance Policies
  o
  Monitors and reviews succession planning for the Chief Executive Officer

Director Nominees

        As noted above, the Nominating/Corporate Governance Committee is responsible for recommending to the Board the nominees for election as directors. To fulfill this role, the Committee reviews the optimal size of the Board and its make-up to determine the qualifications and the areas of expertise needed to further enhance the Board's composition. Among other things, when assessing a candidate's qualifications (including, a self-nominee or a candidate nominated by a stockholder), the committee considers: the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards; other business and professional commitments of the candidate; the need of the Board at that time for directors having certain skills and experience; the potential for any conflicts between the Corporation's interests and the interests of the candidate; the ability of the candidate to fulfill the independence standards required of directors; the ability of the candidate to add value to the work of the standing committees of the Board; and the diversity, in the broadest sense, of the directors then comprising the Board. In addition, all directors are expected (a) to exercise their best business judgment when acting on behalf of the Company, (b) to represent the interest of all of the Company's stockholders, (c) to act ethically at all times and (d) to adhere to the Code of Ethics applicable to all directors (see the discussion under "Code of Conduct for Employees and Directors"). The Committee considers all of these qualities when determining whether or not to recommend a candidate for a director position. In the past the Committee has decided that it did not need to use a search firm to assist it in identifying suitable candidates for director positions, but it may do so in the future. The Committee will consider stockholder nominees in the event a vacancy exists on the Board. See "Additional Information" on page 38 for further details.

Number of Board and Committee Meetings; Attendance at Board, Committee and Annual Meetings

        During 2004, the Board of Directors held eight regular meetings (two of which were by telephone conference) and four special meetings by telephone conference. During 2004, the Audit Committee met nine times, the Compensation Committee met six times, the Diversity Committee met four times, and the Nominating/Corporate Governance Committee met six times.

            In 2004, each director attended more than 75% of the Board meetings and committee meetings of which he/she was a member, except for Mr. Purcell who attended 73% of such Board and committee meetings.

            The Corporation encourages each director to attend the annual meeting. All directors attended the 2004 annual meeting, except for Messrs. Codina and Purcell, each of whom was ill at the time.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Messrs. Boren, Codina, Miles and Purcell and Dr. Rodin. None of the members of the Compensation Committee was at any time during 2004, or at any other time, an officer or employee of the Corporation. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

Director Independence

        The Board has approved Board Governance Policies (the "Policies") which govern certain of the Board's procedures and protocols. The Policies are set forth on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information". The Policies are also available in print to any shareholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 38 of this Proxy Statement.

            Among other things, the Policies establish the standards for determining the independence of the directors. In general, the Policies provide that a director will be independent if the director has no material relationship (directly or indirectly) with the Company. A relationship is "material" if it would interfere with the director's independent judgment. To assist the Nominating/Corporate Governance Committee in determining whether a relationship is material the Board has established guidelines. In general the guidelines provide that a director will not be independent if, within certain time parameters:

  a)
  The director has been employed by the Company or if an immediate family member of the director has been employed by the Company as an officer;

  b)
  The director has been affiliated with the Company's independent auditor or if an immediate family member of the director has been so affiliated;

  c)
  The director was employed by a company when an executive officer of the Company served on that company's compensation committee;

  d)
  An immediate family member of the director was an officer of a company at a time when an executive officer of the Company served on that company's compensation committee;

  e)
  The director or an immediate family member of the director is an executive officer of, or otherwise affiliated with, a non-profit organization to which the Company makes payments in excess of $100,000;

  f)
  The director received compensation from the Company other than fees and/or travel for service as a director; and

  g)
  The director is an executive officer of a company that does business with the Company and to which the Company makes, or from which the Company receives, payments in excess of $1,000,000 or 2% of the Company's or the other company's consolidated gross annual revenues (whichever is greater).

    Note: the foregoing ((a) through (g)) is a summary of the independence guidelines and is subject to the guidelines as set forth in the Policies.

            In making its independence determination of the directors, the Nominating/Corporate Governance Committee reviewed the following transactions between the Company and companies where one of the directors served as an executive officer.

            During 2004, American advertised in, and sponsored events hosted by, Black Enterprise magazine. Mr. Graves is the Chairman and Chief Executive Officer of Earl G. Graves, Limited, which publishes that magazine. During 2004, the payments made to Earl G. Graves, Limited, constituted less than 2% of the 2004 revenues of each of the Corporation and Earl G. Graves, Limited.

            In 2004, Morgan Stanley provided financial services, fueling services and aircraft leasing services to the Corporation. Mr. Purcell is the Chairman and Chief Executive Officer of Morgan Stanley. During 2004, the payments made to Morgan Stanley constituted less than 2% of the 2004 revenues of each of the Corporation and Morgan Stanley.

            Pursuant to its Policies, the Nominating/Corporate Governance Committee has determined, and the Board has agreed, that the payments made in 2004 to Earl G. Graves, Limited and Morgan Stanley are within the guidelines for director independence established by the Board. Accordingly, each of Messrs. Graves and Purcell qualifies as an independent director.

            With respect to Messrs. Bachmann, Boren, Brennan, Codina, Miles, Staubach, Rodgers and Rose and Mrs. Korologos and Dr. Rodin the Nominating/Corporate Governance Committee has determined, and the Board has agreed, that each is independent in accordance with guidelines for director independence as established by the Board. Mr. Arpey, since he is an employee of the Company, is not independent.

Compensation of Directors

Units/Rights

            Under the 2004 Directors Unit Incentive Plan (the "DUIP"), non-employee directors each receive an annual award of 1,422 deferred units (the "Deferred Units"). These units will be converted to cash and paid to the director within six months after the director ceases to be a member of the Board (the "Departure Date").

            In addition to the annual award of 1,422 Deferred Units, pursuant to the DUIP, the Corporation provides to non-employee directors who were elected after May 15, 1996, an additional annual grant of 711 Deferred Units. This additional grant is in lieu of their participation in a pension plan described below under the heading "Other". These additional Deferred Units will be converted to cash and paid to the director within six months after the Departure Date. Messrs. Bachmann, Miles, Purcell, Rose and Staubach and Dr. Rodin each receive this additional annual grant.

            These grants of Deferred Units occur annually, on the first business day following the annual election of directors. Within six months of the Departure Date, a payment will be made to a former director equal to the number of Deferred Units held multiplied by the FMV of the Corporation's common stock on the Departure Date. Additional information regarding the DUIP is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information".

            In 1999, the Corporation adopted a Stock Appreciation Rights Plan for non-employee directors (the "SAR Plan"). Under the SAR Plan, each non-employee director receives an annual award of 1,185 stock appreciation rights ("SARs"). The SARs entitle the director upon exercise to receive in cash the excess of the FMV of the Corporation's common stock on the exercise date over the SAR's exercise price. The SARs fully vest on the first anniversary of their grant and expire on the tenth anniversary of their grant. The SARs may be exercised only during certain defined "window" periods, which are generally the 20 business days following the Corporation's release of quarterly earnings. An SAR's exercise price is the FMV of the Corporation's common stock on the SAR's grant date. In 2004, Congress enacted the American Jobs Creation Act (the "AJCA"). The AJCA impacts the SAR Plan. The SAR Plan either will be (a) amended in 2005 to conform to the AJCA or (b) terminated. If the SAR Plan is terminated, a new compensation component for non-employee directors may be adopted. As of the date of the printing of this Proxy Statement (April 20, 2005, the "Printing Date") many of the SARs granted under the SAR Plan have an exercise price that is greater than the market value of the Corporation's common stock, i.e., they have no in-the-money value.

Other

            The Corporation provides a pension benefit to each non-employee director who was elected to the Board on or before May 15, 1996. Messrs. Boren, Brennan, Codina, Graves and Rodgers and Mrs. Korologos are eligible to receive this benefit. Upon his or her retirement from the Board, each of these directors is entitled to receive $20,000 per year until the later of the death of the director or the director's spouse. The retirement age for directors is age 70, unless otherwise extended by the Board. In light of the challenges facing the Corporation and the need to retain qualified and experienced directors, the Board has extended to age 72 the retirement age for Messrs. Brennan, Graves and Rodgers.

Retainers/Fees/Travel

Director	Retainers and Fees ($)(1)	Travel ($)(2)

John W. Bachmann	40,000	53,592
David L. Boren	37,000	25,014
Edward A. Brennan (3)	40,000	2,666
Armando M. Codina	37,000	8,527
Earl G. Graves	38,000	38,538
Ann M. Korologos	38,000	21,835
Michael A. Miles	37,000	4,156
Philip J. Purcell	34,000	14,528
Joe M. Rodgers	38,000	2,866
Judith Rodin.	37,000	61,305
Matthew K. Rose (4)	2,000	4,984
Roger T. Staubach	38,000	17,805

(1)
Each non-employee director of the Corporation receives an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $3,000 for service as Lead Director or for service on one or more standing Committees of the Board and $1,000 for attending, or otherwise participating in, a Board meeting (regular or special) or a Committee meeting. Notwithstanding the foregoing, the maximum payment for meeting attendance or participation is $1,000 per day, regardless of the number of meetings actually attended in that day. Since he is an employee of American, Mr. Arpey does not receive any compensation for his service on the Board. Directors defer payment of these retainers and fees pursuant to two deferral plans. Under the first of these deferral plans, the Corporation pays interest on the amount deferred at the prime rate from time to time in effect at JPMorgan Chase & Co. Under the second deferral plan, compensation earned during any calendar month is converted into stock equivalent units ("Stock Units") by dividing the total amount of compensation earned in such month by the average fair market value ("FMV") of the Corporation's common stock during such month. At the end of the deferral period, the Corporation pays to the director an amount in cash equal to the number of accumulated Stock Units multiplied by the FMV of the Corporation's common stock during the month in which the deferral period terminates. In 2004, each non-employee director deferred retainers and fees pursuant to one of the deferral plans described above.

(2)
In addition to the retainers and meeting fees described above, and as part of a director's compensation package, a non-employee director, a non-employee director's spouse or companion, and a non-employee director's dependent children are provided complementary transportation on American and American Eagle Airlines, Inc. and are reimbursed for federal income taxes incurred thereon. Mr. Arpey, as an employee of American, pays service charges for his use of employee travel privileges in an amount equal to those paid by all other employees of American. The amounts shown in this column represent the tax reimbursement paid in 2004 and the value of travel taken in 2004 by the director and his/her spouse, companion or dependent children.

(3)
Upon his election as the Corporation's Executive Chairman in April 2003, Mr. Brennan declined any additional compensation beyond that described above. Mr. Arpey assumed the role of Chairman in May 2004.

(4)
Mr. Rose was elected to the Board in November 2004.

Code of Conduct for Employees and Directors

        The Company has a Code of Conduct that is applicable to all employees. The Code of Conduct is entitled the Business Ethics Program (the "Program") and is designed to help employees resolve ethical issues in an increasingly complex business environment. The Program applies to all employees, including without limitation, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer, the Corporate Secretary and the General Auditor. The Program covers several topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Program is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Business Ethics Policy" under "Company Information".

            The Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy (the "Code of Ethics") applicable to the Board of Directors. The Code of Ethics is designed, among other things, to assist the directors in recognizing and resolving ethical issues. A copy of the Code of Ethics is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information".

            The Company may post amendments to or waivers of, if any, the provisions of the Program and/or the Code of Ethics with respect to any director and/or executive officer on the foregoing website. Furthermore, the Program and/or the Code of Ethics are available in print to any shareholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 38 of this Proxy Statement.

Executive Sessions and the Lead Director

        Non-employee Directors meet regularly throughout the year without management. These "executive sessions" are held at least twice per year in conjunction with the January and July regular meetings of the Board. A previously designated director (the "Lead Director") chairs these executive sessions. The Lead Director is Mr. Brennan. Mr. Brennan has frequent contact with Mr. Arpey and the other members of the Corporation's senior management throughout the year. Mr. Brennan also served as the Corporation's Executive Chairman from April 2003 until May 2004. Executive sessions may be scheduled by the Lead Director, the Chair of the Nominating/Corporate Governance Committee or at the request of the Board. In 2004, executive sessions were held in January, May and July.

Contacting the Board of Directors

        The Board of Directors has approved procedures to facilitate communications between the directors and employees, shareholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Lead Director, a standing committee of the Board, the Board as a whole or any individual director may do so in writing addressed as follows:

AMR Corporation
The Board of Directors
P.O. Box 619616, MD 5675
DFW International Airport, Texas 75261-9616

            The procedures are available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information". Upon receipt, the communication will be distributed to the Lead Director, to another director or to an executive officer as appropriate, in each case depending on the facts and circumstances outlined in the communication. For example: a letter concerning a stockholder nominee would be sent to the Chair of the Nominating/Corporate Governance Committee; a complaint regarding accounting or internal accounting controls would be forwarded to the Chair of the Audit Committee and the General Auditor for review; and a complaint regarding passenger service would be sent to the executive officer responsible for customer services. The Corporate Secretary periodically reviews with the Nominating/Corporate Governance Committee data about the number and types of stockholder communications received, to whom the communication was directed, the number of responses sent and, as applicable, the ultimate disposition of any communication.

OWNERSHIP OF SECURITIES

Securities Owned By Directors and Executive Officers

        As of March 21, 2005 (unless otherwise indicated), (a) each non-employee director, (b) the individuals named in the Summary Compensation Table and (c) all directors and executive officers as a group, owned shares of the Corporation's common stock; had been granted rights to such common stock in the form of stock options or deferred shares; or had been granted rights or units that derived their value by reference to such common stock (e.g., Stock Units, Deferred Units, Deferred Units (2004), SARs, Performance Units), all as indicated in the following table. Definitions for certain of the terms found in this paragraph, the table and the footnotes to the table can be found in the discussion of Compensation of Directors, the footnotes to the Summary Compensation Table or the Compensation Committee Report. The indicated percentage of beneficial ownership is based on 161,207,282 shares of common stock outstanding on the Record Date.

Name	AMR Corporation Common Stock* (#)	Percent of Class (%)

Gerard J. Arpey (1)	1,130,700	**
John W. Bachmann (2)	24,884	**
David L. Boren (2)	28,176	**
Edward A. Brennan (2)	65,033	**
Armando M. Codina (2)	41,103	**
Earl G. Graves (2)	29,326	**
Ann M. Korologos (2)	36,754	**
Michael A. Miles (2)	35,217	**
Philip J. Purcell (2)	41,009	**
Joe M. Rodgers (2) (3)	36,152	**
Judith Rodin (2)	35,733	**
Matthew K. Rose (2)	3,020	**
Roger T. Staubach (2)	28,493	**
Daniel P. Garton (4)	1,026,290	**
James A. Beer (5)	390,181	**
Gary F. Kennedy (6)	401,177	**
Robert W. Reding (7)	362,550	**
Directors and executive officers as a group (25 persons) (8)	7,151,379	4.4

*
As of the Printing Date, most of the vested stock options granted to the named executive officers, and the other executive officers, have no in-the-money value (i.e., a positive difference between current FMV of the common stock and the exercise price of the option).

**
Percentage does not exceed 1% of the total outstanding class.

            (Footnotes continued on next two pages.)

(1)
Includes stock options for 884,160 shares of common stock and 99,540 shares of deferred stock granted under the LTIP and 135,000 Performance Units under the 2004/2006 Unit Plan. Stock options representing 580,560 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from April 2005 through July 2009. Most of the vested options, as of the Printing Date, have no in-the-money value. The deferred shares are comprised of 99,540 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60). Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2006. See the Compensation Committee Report for further information on Career Equity Shares and Performance Units.

(2)
The deferred shares under the SIP will be delivered to the director within six months after the Departure Date. The Deferred Units will be cashed-out within six months after the Departure Date. The Stock Units will be cashed-out at the end of the deferral period. The SARs operate similarly to stock options. See "Compensation for Directors" for further information on the SIP, Deferred Units, Stock Units and SARs.

Director	Deferred Shares Granted Under the 1994 Directors Stock Incentive Plan (the "SIP")	Deferred Units	Stock Units	SARs

Bachmann	4,266	2,133	13,430	3,555
Boren	12,322	1,422	6,922	7,110
Brennan	13,270	1,422	41,231	7,110
Codina	12,322	1,422	19,249	7,110
Graves	12,322	1,422	6,872	7,110
Korologos	13,270	1,422	7,152	7,110
Miles	6,399	2,133	6,945	4,740
Purcell	8,532	2,133	14,419	5,925
Rodgers	13,270	1,422	12,350	7,110
Rodin	12,798	2,133	13,692	7,110
Rose	0	0	2,020	0
Staubach	4,266	2,133	13,539	3,555

(3)
Includes 2,000 shares held by JMR Investments over which Mr. Rodgers has shared voting and investment power.

(4)
Includes stock options for 787,750 shares of common stock and 125,540 shares of deferred stock granted under the LTIP, 44,000 Performance Units under the 2003/2005 Unit Plan and 69,000 Performance Units under the 2004/2006 Unit Plan. Stock options representing 573,950 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2005 through July 2009. Most of the vested options, as of the Printing Date, have no in-the-money value. The deferred shares are comprised of: (i) 99,540 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60); and (ii) 26,000 deferred shares that are scheduled to vest pursuant to the Deferred Share Plan in July 2007. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005 and 2006. See the Compensation Committee Report for further information on Career Equity Shares, Deferred Shares and Performance Units.

(5)
Includes stock options for 251,470 shares of common stock and 33,648 shares of deferred stock granted under the LTIP, 36,000 Performance Units under the 2003/2005 Unit Plan and 69,000 Performance Units under the 2004/2006 Unit Plan. Stock options representing 101,670 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2005 through July 2009. Most of the vested options, as of the Printing Date, have no in-the-money value. The deferred shares are comprised of: (i) 24,648 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60); and (ii) 9,000 deferred shares that are scheduled to vest pursuant to the Deferred Share Plan in equal installments in January 2007, January 2008 and January 2009. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005 and 2006. See the Compensation Committee Report for further information on Career Equity Shares, Deferred Shares and Performance Units.

(6)
Includes stock options for 271,442 shares of common stock and 42,660 shares of deferred stock granted under the LTIP, 36,000 Performance Units under the 2003/2005 Unit Plan and 51,000 Performance Units under the 2004/2006 Unit Plan. Stock options representing 120,642 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2005 through July 2009. Most of the vested options, as of the Printing Date, have no in-the-money value. The deferred shares are comprised of 42,660 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60). Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005 and 2006. See the Compensation Committee Report for further information on Career Equity Shares and Performance Units.

(7)
Includes stock options for 275,550 shares of common stock granted under the LTIP, 36,000 Performance Units under the 2003/2005 Unit Plan and 51,000 Performance Units under the 2004/2006 Unit Plan. Stock options representing 103,150 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2005 through July 2009. Most of the vested options, as of the Printing Date, have no in-the-money value. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005 and 2006. See the Compensation Committee Report for further information on Performance Units.

(8)
Includes stock options for 4,898,669 shares of the Corporation's common stock and 605,748 shares of deferred stock granted under the LTIP, 113,037 shares of deferred stock granted under the SIP, 19,197 Deferred Units, 157,821 Stock Units, and 67,545 SARs. Also includes 1,156,500 Performance Units under the 2003/2005 Unit Plan and the 2004/2006 Unit Plan, and 5,200 Deferred Units (2004) under the 2004 Deferred Unit Plan. Stock options representing 2,806,538 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from April 2005 through July 2009. Most of the vested options, as of the Printing Date, have no in-the-money value. The deferred shares are comprised of: (i) 522,348 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60); and (ii) 83,400 deferred shares that are scheduled to vest pursuant to the Deferred Share Plan during the period March 2005 through January 2009. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005 and 2006. The Deferred Units (2004) are scheduled to vest in 2007.

            Holders of: unvested and/or unexercised options; deferred shares under the LTIP, the Deferred Share Plan and/or the SIP; Deferred Units; Stock Units; SARs; Deferred Units (2004); and Performance Units, do not have voting or dispositive power with regard to such options, deferred shares, rights or units.

Securities Owned By Certain Beneficial Owners

        The following table presents information known to the Corporation about the beneficial ownership of common stock as of December 31, 2004 by all persons and entities who the Corporation believes beneficially own 5% or more of the Corporation's outstanding common stock. The information below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of common stock reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on December 31, 2004; provided, however, the information for Hall Phoenix/Inwood, Ltd. is current as of the Schedule D filed on March 3, 2005.

Name and Address of Beneficial Owner	Total Shares of Common Stock Beneficially Owned (#)		Percent of Class (%)

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	24,157,728	(1)	15.00
Hall Phoenix/Inwood, Ltd. 6801 Gaylord Parkway, Suite 100 Frisco, Texas 75034	8,652,900	(2)	5.37
PEA Capital LLC 1345 Avenue of the Americas, 49th Floor New York, New York 10105	8,771,900	(3)	5.45
PRIMECAP Management Company. 225 South Lake Avenue #400 Pasadena, California 91101	14,695,445	(4)	9.12
Stark Onshore Management, LLC 3600 South Lake Drive St. Francis, Wisconsin 53235	12,935,086	(5)	8.03
Vanguard Chester Funds-Vanguard PRIMECAP Fund 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,300,000	(6)	5.77
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	13,428,000	(7)	8.34

(1)
Based on Amendment No. 2 to Schedule 13G filed February 14, 2005, FMR Corp. and certain of its affiliates reported that FMR Corp., through its subsidiaries and affiliates, beneficially own and have sole dispositive power over 24,157,728 shares of the Corporation's common stock, sole voting power over 144,500 of such shares, and shared voting and shared dispositive power over none of such shares.

(2)
The filing group includes: Hall Phoenix/Inwood, Ltd., Phoenix/Inwood Corporation, Search Financial Services, LP, Hall Search GP, LLC and Craig Hall (the "Reporting Persons"). Based on Schedule 13D filed March 3, 2005, the Reporting Persons jointly reported beneficially owning 8,652,900 shares of the Corporation's common stock. Hall Phoenix/Inwood, Ltd. reports having sole voting power and sole dispositive power over all of such shares and shared voting power and shared dispositive power of none of such shares. Phoenix/Inwood Corporation, Search Financial Services, LP, Hall Search GP, LLC and Craig Hall report having shared dispositive power over all of such shares and sole and shared voting power and sole dispositive power over none of such shares.

            (Footnotes continued on next page.)

(3)
Based on Schedule 13G filed February 14, 2005, PEA Capital LLC reported that it beneficially owns and has sole voting and sole dispositive power over 8,771,900 shares of the Corporation's common stock, and shared voting and shared dispositive power over none of such shares.

(4)
Based on Amendment No. 14 to Schedule 13G filed March 23, 2005, PRIMECAP Management Company reported that it beneficially owns and has sole dispositive power over 14,695,445 shares of the Corporation's common stock, sole voting power over 1,913,345 of such shares, and shared voting and shared dispositive power over none of such shares.

(5)
Based on Amendment No. 1 to Schedule 13G filed February 14, 2005, Michael A. Roth and Brian J. Stark (the "Reporting Persons") report that, through Stark Onshore Management, LLC (which acts as the managing general partner of Reliant Trading, Stark Trading and Stark International), the Reporting Persons have combined and indirect beneficial ownership and shared voting and shared dispositive power over an aggregate of 12,935,086 shares of the Corporation's common stock and sole voting and sole dispositive power over none of such shares.

(6)
Based on Amendment No. 5 to Schedule 13G filed February 14, 2005, Vanguard Chester Funds-Vanguard PRIMECAP Fund reported that it beneficially owns and has sole voting power over 9,300,000 shares of the Corporation's common stock, and sole dispositive power, shared voting and shared dispositive power over none of such shares.

(7)
Based on Amendment No. 1 to Schedule 13G filed February 14, 2005, Wellington Management Company, LLP reported that it beneficially owns and has shared dispositive power over 13,428,000 shares of the Corporation's common stock, shared voting power over 5,297,700 of such shares, and sole voting and sole dispositive power over none of such shares.

EXECUTIVE COMPENSATION

            The following Summary Compensation Table sets forth the compensation for the past three years paid to: (i) the individuals who, as of December 31, 2004, were the four most highly compensated executive officers of the Corporation (other than the Chief Executive Officer) whose aggregate current remuneration exceeded $100,000; and (ii) Mr. Arpey, who served as the Chief Executive Officer of the Corporation in 2004. Messrs. Arpey, Garton, Beer, Kennedy and Reding are collectively referenced in this Proxy Statement as the "named executive officers".

Summary Compensation Table

Long Term Compensation
Annual Compensation
Awards
Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)	Restricted Stock Awards ($)(3)	Securities Underlying Options/SARs (#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)

Arpey	2004 2003 2002	518,837 535,275 580,000	0 0 0	0 0 0	0 0 0	172,000 0 184,000	130,061 151,020 0	200 0 0

Garton	2004 2003 2002	454,197 467,275 520,000	0 0 0	0 0 0	230,802 0 0	75,000 84,000 84,000	130,061 151,020 0	200 0 0

Beer	2004 2003 2002	422,333 N/A N/A	0 N/A N/A	0 N/A N/A	117,135 N/A N/A	111,000 N/A N/A	59,119 N/A N/A	200 N/A N/A

Kennedy	2004 2003 2002	409,050 345,954 N/A	0 0 N/A	0 0 N/A	0 0 N/A	58,000 94,000 N/A	98,531 65,442 N/A	200 0 N/A

Reding	2004 2003 2002	419,150 315,200 N/A	0 0 N/A	0 0 N/A	0 0 N/A	58,000 114,000 N/A	114,296 65,442 N/A	200 0 N/A

Arpey	=
Gerard J. Arpey: Chairman, President and Chief Executive Officer of the Corporation and American since May 19, 2004. Previously, Mr. Arpey was President and Chief Executive Officer of the Corporation and American.
Garton	=	Daniel P. Garton: Executive Vice President of the Corporation and Executive Vice President Marketing of American.
Beer	=
James A. Beer: Senior Vice President and Chief Financial Officer of the Corporation and Senior Vice President—Finance and Chief Financial Officer of American. No data are shown for Mr. Beer in 2002 and 2003 because he was not an executive officer of the Corporation at any time in those years.
Kennedy	=
Gary F. Kennedy: Senior Vice President, General Counsel and Chief Compliance Officer of the Corporation and Senior Vice President, General Counsel and Chief Compliance Officer of American. No data are shown for Mr. Kennedy in 2002 because he was not an executive officer of the Corporation at any time in that year.
Reding	=	Robert W. Reding: Senior Vice President—Technical Operations of American. No data are shown for Mr. Reding in 2002 because he was not an executive officer of the Corporation at any time in that year.

            (Footnotes on next page.)

(1)
These amounts include promotional increases in base salary for Messrs. Kennedy and Reding (in 2003) and Mr. Beer (in 2004).

(2)
No bonus payments were made under American's incentive compensation plans for 2002 and 2003 because performance criteria were not satisfied. Similarly, in 2004 no payments were made under the financial component of the 2004 Annual Incentive Plan, because the financial performance criteria were not satisfied.

(3)
The award for Mr. Garton was made under the Deferred Share Plan and was granted in July 2004. The award for Mr. Beer was made under the Deferred Share Plan and was granted in January 2004. The following table sets forth information concerning restricted stock awards (and includes data for shares of deferred common stock as well). It includes grants made prior to 2004.

Restricted Stock; Total Shares and Value
Name	Total Number of Restricted Shares Held at December 31, 2004 (#)(A)	Aggregate Market Value of Restricted Shares Held at December 31, 2004 ($)(B)

Arpey	99,540	1,089,963
Garton	125,540	1,374,663
Beer	33,648	368,446
Kennedy	42,660	467,127
Reding	0	0
  (A)
  For the named executive officers these amounts consist of: (i) shares of deferred common stock issued under the 1988 and 1998 Long Term Incentive Plans, as amended (the "LTIP") which vest at retirement (Career Equity Shares); and (ii) shares of deferred common stock issued pursuant to the Deferred Share Plan which vest in equal installments in January 2007, January 2008 and January 2009 (for Mr. Beer) and in July 2007 (for Mr. Garton). See the related discussion of the Deferred Share Plan in the Compensation Committee Report.

  (B)
  These amounts are based on the closing price of the Corporation's common stock of $10.95 on the NYSE on December 31, 2004.

(4)
These amounts represent the number of shares of the Corporation's common stock that may be acquired upon exercise of stock options granted in 2002, 2003 and 2004.

(5)
For 2004, this amount represents a payment in exchange for performance shares granted under the Performance Share Plan for 2002 - 2004 (the "2002/2004 Plan").

For 2003, this amount represents (a) for Messrs. Arpey and Garton, the value of performance shares under the Performance Share Plan for 2001 - 2003 (the "2001/2003 Plan") as of the date of distribution and (b) for the other named executive officers, a payment in exchange for performance shares granted under the 2001/2003 Plan.

No long term incentive plan payments were made in 2002 because performance criteria under the Performance Share Plan for 2000 - 2002 were not satisfied.

(6)
The amounts shown for 2004 were paid under the customer service component of the 2004 Annual Incentive Plan. See the Compensation Committee Report for more information about these payments.

Stock Options Granted

        The following table contains information about stock options granted during 2004 by the Corporation to the named executive officers. The value of options granted in 2004 (as shown in the table) are calculated under a Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the difference by which the market price of the Corporation's common stock on the date of exercise exceeds the exercise price. There is no assurance that the values reflected in this table will actually be realized.

Options/SARs Granted in Last Fiscal Year Individual Grants
Name	Securities Underlying Options/SARs Granted (#)	Percentage of Total Options/SARs Granted to Employees in 2004 (%)	Exercise or Base Price Per Share ($)(1)	Expiration Date	Hypothetical Present Value at Date of Grant ($)(2)

Arpey	172,000	18.6	8.88	7/26/2014	701,760

Garton	75,000	8.1	8.88	7/26/2014	306,000

Beer	36,000 75,000	3.9 8.1	13.02 8.88	1/5/2014 7/26/2014	224,640 306,000

Kennedy	58,000	6.3	8.88	7/26/2014	236,640

Reding	58,000	6.3	8.88	7/26/2014	236,640

(1)
Options have a term of ten years and have an exercise price equal to the average market price of the Corporation's common stock on the date of grant. They become exercisable at the rate of 20% per year over a five-year period. Upon a "change-in-control" as defined under "Other Matters Involving Executive Officers-Executive Termination Benefits Agreements" (see page 28), the vesting of the options will be accelerated and all options will become immediately exercisable. For Mr. Beer the grant dates for his options were: January 5, 2004 (options to acquire 36,000 shares) and July 26, 2004 (options to acquire 75,000 shares). For the other named executive officers, the grant date for the options was July 26, 2004.

(2)
The Black-Scholes model, which is used to calculate the hypothetical value of an option at the date of grant, considers a number of factors to estimate the present value of the options. These factors include: (i) the volatility of the stock prior to the grant date; (ii) the exercise period of the option; (iii) interest rates; and (iv) the expected dividend yield of the stock. The assumptions used in the valuation of the options granted January 5, 2004 were: stock price volatility—55%; exercise period—4.5 years; interest rate—3.1%; and dividend yield—0.0%. The assumptions used in the valuation of the options granted July 26, 2004 were: stock price volatility—55%; exercise period—4.0 years; interest rate—3.7%; and dividend yield—0.0%.

Stock Option Exercises and December 31, 2004 Stock Option Value

        The following table contains information about stock options (if any) exercised during 2004 by the named executive officers and the number and value of unexercised in-the-money options held at December 31, 2004. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock on the date of exercise exceeds the exercise price.

            As noted elsewhere in this Proxy Statement, the economic difficulties facing the industry have had a dramatic impact on the price of the Company's common stock. A stock option, which has immediate value only if the market price of the Corporation's common stock is above the option's exercise price, has a term of ten years. Between the events of September 11, 2001, and the Record Date, approximately 860,000 stock options, previously granted to the Company's management employees, have terminated without being exercised. These options terminated without being exercised since there was no in-the-money value for the options as of the end of their term. Of these 860,000 options, about 62,000 had been previously granted to the named executive officers.

Aggregated Option Exercises in 2004 and December 31, 2004 Option Values
			Number of Securities Underlying Unexercised Options December 31, 2004(#)	Value of Unexercised In-the-Money Options December 31, 2004($)(1)
	Shares Acquired on Exercise(#)
		Value Realized($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable

Arpey	0	0	516,360 / 367,800	0 / 356,556
Garton	0	0	509,750 / 278,000	4,536 / 173,619
Beer	0	0	88,870 / 162,600	1,512 / 161,523
Kennedy	0	0	109,042 / 162,400	49,596 / 318,618
Reding	0	0	90,440 / 185,110	47,956 / 312,058

(1)
These amounts are based on the closing price of the Corporation's common stock of $10.95 on the NYSE on December 31, 2004. As of the Printing Date, most of the vested options have no in-the-money value.

Long Term Incentive Plan Awards

        The following table contains information concerning long term incentive plan awards granted to the named executive officers in 2004. Performance Units were granted under the terms of the 2004/2006 Performance Unit Plan (the "2004/2006 Unit Plan"). A distribution under the 2004/2006 Unit Plan will be made, if at all, depending upon the Corporation's total stockholder return ranking relative to its competitors during the three-year measurement period from January 1, 2004 through December 31, 2006 (inclusive) and/or, for the named executive officers, the attainment of certain corporate objectives. Further information regarding Performance Units and the 2004/2006 Unit Plan can be found in the Compensation Committee Report.

Long Term Incentive Plan Awards in 2004
				Estimated Future Payouts Under Non-Stock Price Based Plans
			Performance or Other Period Until Maturation or Payout
	Number of Shares, Units or Other Rights(#)
Name				Threshold(#)	Target(#)	Maximum(#)

Arpey	135,000	Performance Units	12/31/2006	0	135,000	236,250

Garton	69,000	Performance Units	12/31/2006	0	69,000	120,750

Beer	69,000	Performance Units	12/31/2006	0	69,000	120,750

Kennedy	51,000	Performance Units	12/31/2006	0	51,000	89,250

Reding	51,000	Performance Units	12/31/2006	0	51,000	89,250

Pension Plan

        American's basic pension program for management personnel consists of a defined benefit retirement plan (the "DBP") which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code").

            The DBP, since it is a qualified plan, is subject to various restrictions under the Code and ERISA with respect to payments and benefit calculations. Thus, ERISA and the Code limit the maximum annual benefit payable under a qualified plan such as the DBP to $165,000. Further, ERISA limits the maximum amount of annual compensation that may be taken into account under the DBP. In 2004, the maximum amount of annual compensation to be taken into account under the DBP was limited to $205,000.

            To address these limitations, the officers of American are eligible for additional retirement benefits to be paid by American under the Supplemental Executive Retirement Plan (the "SERP"). The SERP calculates an officer's annual pension benefit upon retirement by determining the officer's "final average earnings" (see chart below), as follows: (final average salary, as calculated under the DBP); plus (average incentive compensation payment, which is the arithmetic mean of the highest four incentive compensation payments paid to the officer since January 1, 1985); plus (average performance return payment, which is the arithmetic mean of the highest four performance return payments paid to the officer since January 1, 1989).

            The following table shows typical annual benefits payable under the DBP and the SERP, as a straight-life annuity, based upon retirement in 2004 at age 65, to persons in specified remuneration and credited years-of-service classifications. The table incorporates an off-set for the receipt of Social Security benefits. Benefits are shown in the table on a single-life annuity basis; however, in some instances, the officer will receive the SERP benefit in a lump-sum.

Pension Plan Table

	Annual Retirement Benefits Credited Years of Service
Final Average Earnings ($)
	15 ($)	20 ($)	25 ($)	30 ($)	35 ($)

400,000	104,479	142,874	181,268	219,662	258,592
600,000	164,479	222,874	281,268	339,662	398,592
800,000	224,479	302,874	381,268	459,662	538,592
1,000,000	284,479	382,874	481,268	579,662	678,592
1,200,000	344,479	462,874	581,268	699,662	818,592
1,400,000	404,479	542,874	681,268	819,662	958,592
1,600,000	464,479	622,874	781,268	939,662	1,098,592
1,800,000	524,479	702,874	881,268	1,059,662	1,238,592

            As of December 31, 2004, the named executive officers had the following credited years of service (which includes any additional credited years of service awarded): Mr. Arpey—21.3; Mr. Garton—17.4; Mr. Beer—12.3; Mr. Kennedy 19.5; and Mr. Reding—7.8. Mr. Reding has an agreement with American whereby he receives an additional credited year of service for each year of actual service, up to a maximum of ten additional years of credited service. Mr. Reding had 3.9 years of additional credited service as of December 31, 2004.

CORPORATE PERFORMANCE

            The following graph compares the yearly change in the Corporation's cumulative total return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index, and an airline index published by the American Stock Exchange, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is an indicator of corporate performance, it is subject to the vagaries of the market.

*	Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends.
**
AMEX Airline Index includes AirTran Airways, American Airlines, SkyWest Inc., JetBlue Airways, ExpressJet, Southwest Airlines, Alaska Air, Northwest Airlines, Delta Air Lines, and Continental Airlines.

OTHER MATTERS INVOLVING EXECUTIVE OFFICERS

Executive Termination Benefits Agreements

        The Corporation has executive termination benefits agreements (the "Agreements") with 12 senior officers of American, including all of the named executive officers. Since 1987, the Corporation's practice has been to have such Agreements with the senior officers of American.

            The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement: (i) within two years following a change-in-control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason"; or (ii) within the 30 day period immediately following the first anniversary of a change-in-control of the Corporation, if the individual terminates his or her employment with the Corporation. Any termination of an individual (other than for cause) that occurs not more than 180 days prior to a change-in-control and following the commencement of any discussions with a third party that ultimately results in a change-in-control will be deemed to be a termination of an individual after a change-in-control. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered.

            Under the terms of the Agreements, a change-in-control of the Corporation is deemed to occur: (i) if a third party acquires a certain percentage of the Corporation's common stock (other than a third party who has made such an acquisition for reasons other than seeking control); (ii) if the individuals who, as of the date of the Agreements, constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof (provided that directors subsequent to the date of the Agreements whose election or nomination was approved by a majority of the incumbent board will be considered as if such members were members of the incumbent board); (iii) upon the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the assets of another corporation unless (a) more than 60% of the Corporation's voting stock remains in the hands of the same stockholders, (b) no person owns more than 15% of the common stock of the surviving corporation and (c) at least a majority of the members of the Board following the transaction are the same as the members of the Board who approved the transaction; or (iv) upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

            Except for one senior vice president at American (whose Agreement is governed by the Donner/Chevedden Proposal as defined in the next paragraph), the Agreements provide that upon such termination the individual will receive: three times the sum of (i) the individual's annual base salary and (ii) the annual award paid under American's incentive compensation plan, as well as certain other miscellaneous benefits. In addition, upon a change-in-control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest at target award levels and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

            In December 2003, the Corporation received a stockholder proposal from Joan Donner with John Chevedden acting as her proxy (the "Donner/Chevedden Proposal"). It sought to require that any future Agreement be subject to stockholder approval. As defined in the Donner/Chevedden Proposal, the requirement for stockholder approval is necessary only for future change-in-control agreements (or amendments to existing agreements) that would result in payments exceeding 200% of the sum of an executive's base salary plus bonus. The Board of Directors has accepted this proposal. The stockholder approval requirement for future Agreements became effective on May 19, 2004, the date of the 2004 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

Number of Meetings, Nature of Reviews, Independence of Members, Charter, Meetings with Management and the Independent Auditors

        During 2004, the Audit Committee met nine times, including meetings via telephone conference call. The Audit Committee reviewed, among other things, the quality and integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, periodic filings on Form 10-K and Form 10-Q, the qualifications and independence of Ernst & Young, the performance of the Company's internal audit function, the status of the internal controls audit required by Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sec. 404 Audit"), the performance of the independent auditors and other significant financial matters.

            Each member of the Audit Committee satisfies the definition of "independent director" as established in the NYSE Listing Standards and the rules and regulations of the SEC. Also, each member of the Committee fulfills the independence standard established under the Board's Governance Policies. Likewise, each member of the Audit Committee has been determined to be financially literate and to have financial management expertise, as those terms have been defined by the Board. The Board has concluded that Mr. Bachmann qualifies as an audit committee financial expert as such term is defined under rules and regulations of the SEC.

            The Audit Committee has had a written charter since May 2000 which is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information".

            Throughout 2004, the Committee met with, and held discussions with, the Company's management as well as Ernst & Young. Some of the discussions between the Committee and Ernst & Young were in private with no members of the Company's management present. Similarly, at several times during 2004, the Committee met in private with the Company's General Auditor, with no other members of the Company's management present. Among other things, during these meetings the Committee reviewed and discussed the Company's audited consolidated financial statements and discussed such statements with management and Ernst & Young.

            The Committee has received and reviewed the written disclosures and the letters from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Ernst & Young the firm's independence from the Company. The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and SEC rules.

            In reliance upon the reviews and discussions noted above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 10-K"). The 2004 10-K was filed with the SEC on February 25, 2005. Subject to stockholder approval at the 2005 annual meeting, the Committee has also selected Ernst & Young as the Corporation's independent auditors for the 2005 fiscal year (see Proposal 2).

Audit Committee of AMR:

                      John W. Bachmann, Chairman
                      Joe M. Rodgers
                      Matthew K. Rose
                      Roger T. Staubach

FEES PAID TO ERNST & YOUNG LLP

            The following table sets forth the aggregate fees paid to Ernst & Young for audit services rendered in connection with the consolidated financial statements, and reports for fiscal years 2003 and 2004 and for other services rendered during fiscal years 2003 and 2004 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	(amounts in thousands)
	2004	2003
Audit Fees	$2,398	$2,077
Audit-Related Fees	755	1,230
Tax Fees	206	333
All Other Fees	0	32

Total Fees	$3,359	$3,672

  Audit Fees:    Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, the audit of internal controls over financial reporting (i.e., the Sec. 404 Audit), the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

  Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

  Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

  All Other Fees:    Consists of fees for all other services other than those reported above. In 2003, the services in this category consisted of individual income tax planning and preparation for certain officers. These services were discontinued as of December 31, 2003.

            In selecting Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2005, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young are compatible with maintaining the firm's independence.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
OF INDEPENDENT AUDITORS

            The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Committee at its first meeting after the pre-approval was obtained.

COMPENSATION COMMITTEE REPORT

Overall Policy

Compensation Philosophy

            The objectives of the Corporation's compensation policies are: (a) to attract and retain the best possible talent; (b) to align management performance with the Corporation's long term strategic goals; (c) to link management and stockholder interests through equity based compensation; (d) to link management and employee interests through the annual incentive plan; and (e) to provide compensation that appropriately links individual compensation decisions to corporate and individual performance. With these objectives in mind, the Corporation has developed an overall compensation strategy that bases a very large portion of management compensation on the Corporation's long term success. This "at risk" compensation is achieved primarily through (y) grants of stock based compensation to management and (z) management's participation in plans that are driven by financial, operational and shareholder return performance measures.

            The Compensation Committee is composed entirely of independent members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (five of whom are also officers of the Corporation). The Committee utilizes the advice of two independent external consultants (Hewitt Associates LLC ("Hewitt") and Deloitte Consulting LLP) to ensure management compensation is competitive and reasonable.

            Once a year, generally in July, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program (the "Compensation Review"). The Compensation Review includes (a) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness and (b) a comprehensive report from Hewitt evaluating the competitiveness of executive compensation at the Corporation relative to other major airlines and public corporations employing similar executive talent (the "Comparator Group"). The Committee regularly reviews data on the competitive marketplace, comparing total compensation and each element thereof at the Corporation with compensation opportunities at the Comparator Group. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at the Comparator Group. Since an executive's compensation is so closely tied to the performance of the Corporation's stock price, and given the negative impact the industry's economic difficulties have had on the Corporation's stock price, compensation for the Corporation's executives in 2004 was dramatically below the median found at other companies within the Comparator Group.

            An executive's compensation has the following components: (a) base salary; (b) incentive compensation (a one year performance-based bonus component pursuant to the annual incentive plan); (c) stock options (vesting over five years); (d) performance units (a three year performance-based component); (e) deferred stock awards (a tenure based component); and (f) Career Equity Shares (a retirement based component).

            The Committee believes that it is important (but not determinative) for the compensation paid to the Corporation's executive officers to be tax deductible under Section 162(m) of the Internal Revenue Code. The Committee believes that the goal of maximizing deductibility must be balanced against the Corporation's long-term strategies and goals. The Committee believes, however, that compensation paid to the named executive officers in 2004 will be fully deductible for federal income tax purposes.

Current Challenges

            In light of the economic difficulties facing the airline industry, the most pressing challenge confronted by the Committee is the retention of executive talent. The reasons underlying such retention issues can be traced to the fact that: (a) bonuses under the Corporation's annual incentive plans have not been paid since the 2000 plan; (b) many stock options previously granted to the officers and other key employees have no in-the-money value; (c) distributions under long term performance plans are occurring at below-target levels because of the economic difficulties facing the airline industry (e.g., 0% of target in 2002 and 75% of target in 2004); and (d) those long term performance plans that do distribute, are now distributing at stock prices well below the stock prices as of the date of grant several years ago. The precipitous decline in the Corporation's stock price has resulted in a drastic decrease in the overall compensation for the Corporation's key management talent. As a result, over the course of the past two years the Corporation has seen the departure of two Chief Financial Officers and its Senior Vice President of Human Resources for opportunities outside the airline industry. In addition, the Corporation has witnessed the early retirement of several senior officers and the resignations of other key executive talent. To address these retention challenges and to reflect the changes in executive compensation that are occurring at large, publicly held companies, the Committee has taken initiatives as more fully detailed in the report that follows.

Discussion

        The following discussion relates to Messrs. Arpey, Garton, Beer, Kennedy and Reding who are the named executive officers.

(a) Base Salary

            In addition to promotional increases in base salary granted to certain officers in 2003 and 2004, each of the named executive officers received a 1.5% increase in base salary in May 2004. Upon his election as Chairman, President and Chief Executive Officer in May 2004, Mr. Arpey voluntarily declined any salary increase. Mr. Beer was awarded an increase in salary in connection with his promotion to Senior Vice President and Chief Financial Officer in 2004.

            The Committee reviews officers' base salaries, including those of the named executive officers, during the Compensation Review. The Committee makes adjustments, if any, to these salaries based on the market data and its subjective evaluation of the performance of the Corporation and the individual.

(b) Annual Incentive Plan

            The Company and its labor unions have agreed upon a structure for future annual bonus plans. The annual bonus plan is styled the "Annual Incentive Plan" (the "AIP"). Eligible participants under the AIP include all U.S. based employees of American (including the named executive officers). The AIP has two primary components: (a) a financial component; and (b) a customer service component. For the 2004 AIP, the financial component required a pre-tax earnings margin of 5% before any payments would accrue. The customer service component contemplated payments ranging from $25 to $100 per month, per employee, predicated upon one of two customer service measures: (i) on-time performance; and (ii) customer satisfaction.

            Under the 2004 AIP, no payments were made under the financial component inasmuch as the Company failed to meet the required threshold of pre-tax earnings margin. With respect to the customer service component, payments accrued in March, April, June, September, October, November and December (each in the amount of $25 each, except for the month of September where the accrual was for $50). In five instances the customer service payment was predicated upon customer satisfaction measurements and in two instances the payment was based upon on-time arrival performance. These payments (totaling $200 for 2004) were made to all employees, including the named executive officers. These payments appear in the Summary Compensation Table under the column "All Other Compensation". The 2004 AIP also allows, at the discretion of the Committee, limited payments to management employees. Under the negotiated terms of the AIP, these payments can be no more than 20% of the employee's maximum target payment under the 2004 AIP. No such payments were made to the named executive officers in 2004.

            The AIP is approved annually by the Committee. Typically, this approval occurs during the first quarter of the Corporation's fiscal year.

(c) Stock Based Compensation

            Stock based compensation is used to align the interests of the officers and the Corporation's stockholders over the long term. In 2004, the Committee determined the amount of stock based compensation based upon a subjective evaluation of the executive with respect to four factors: (a) individual performance; (b) where applicable, the executive's ability to perform multiple functions; (c) the executive's retention value to the Corporation; and, (d) the executive's compensation relative to the compensation of similarly situated executives at the Comparator Group. The amount of stock based compensation awarded, if any, depended upon the executive's evaluation with respect to these factors. The Committee generally does not take into account the amount of such compensation awarded in previous years.

Stock Options

            As of the date of the printing of this Proxy Statement (April 20, 2005), the exercise price of nearly all the vested options previously granted to the named executive officers exceeds the market price of the Corporation's common stock as quoted on the New York Stock Exchange, i.e., the stock options have no in-the-money value.

            Stock options are issued to key employees and officers of American and the Corporation's other subsidiaries and are options to purchase the common stock of the Corporation. For the officers of the Corporation and American (including the named executive officers), stock option grants are generally made at the time of the Compensation Review, are exercisable for ten years from the date of grant, have an exercise price equal to the average market price of the Corporation's common stock on the date of grant and vest in 20% increments over five years. This structure provides an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years. Stock option grants for the named executive officers are from the 1998 Long Term Incentive Plan, as amended (the "LTIP"). The LTIP does not allow stock options to be priced below the fair market value of the Corporation's common stock on the date of grant.

            While stock options remain an important component of an executive's compensation, the Committee has determined that, consistent with compensation practices at other large publicly held companies, it will in the future place more emphasis on stock based compensation components other than stock options, such as Performance Units and deferred shares.

            For the named executive officers, the number of stock options granted at the time of the 2004 Compensation Review was based upon the Committee's subjective evaluation of the executive relative to the factors outlined in paragraph (c) (Stock Based Compensation, above). In May 2004, Mr. Arpey voluntarily declined a promotional stock option grant when he was elected Chairman.

Performance Shares/Units

            Performance shares are granted to officers and key employees of American and the Corporation's other subsidiaries, are issued pursuant to the LTIP and are contingent upon the achievement of certain performance criteria.

            In 2004, the Committee approved the 2004/2006 Performance Unit Plan (the "2004/2006 Unit Plan"). For the named executive officers, a distribution under the 2004/2006 Unit Plan is contingent upon the attainment of certain corporate objectives (the "Corporate Objective Component") and the achievement of certain levels of total shareholder return ("TSR") relative to certain competitors of American during the three years (2004 - 2006) (the "TSR Component") (the competitors (collectively referred to as the "Competing Airlines") are Continental Airlines, Delta Air Lines, JetBlue Airways, Northwest Airlines, Southwest Airlines and US Airways). Under the 2004/2006 Unit Plan, no distribution will be made under the TSR Component if the Corporation's TSR ranking is last among the Competing Airlines (the TSR Component accounts for 50% of an award under the 2004/2006 Unit Plan). Thereafter, the distribution under the TSR Component will vary according to the following schedule, where "Rank" is the Corporation's TSR ranking among the Competing Airlines and "Payment" is the percentage of target performance units granted:

Rank	Payment
#7	0%
#6	25%
#5	50%
#4	75%
#3	100%
#2	135%
#1	175%

            The Corporate Objective Component (which accounts for 50% of an award under the 2004/2006 Unit Plan) is dependent upon the attainment of annual corporate objectives over the period 2004 - 2006, as determined by the Compensation Committee. For 2004 the corporate objectives were fashioned after the four tenets of the Turnaround Plan, including (a) safety, (b) customer service, (c) financial performance and (d) employee engagement.

            A distribution under the 2002/2004 Plan was contingent upon the Corporation's attainment of a relative TSR objective over the three-year performance period, compared to American's principal competitors. During this three-year performance period (2002 - 2004) the Corporation achieved a relative TSR rank that triggered a distribution of 75% of the targeted number of shares. The remaining 25% of the targeted award was cancelled and the shares were returned to the LTIP. The economic difficulties impacting the industry and the Corporation's stock price have reduced the anticipated value of the distribution under the 2002/2004 Plan (measured at the date of grant) by 70%. The distribution from the 2002/2004 Plan occurred in April 2005. See the Summary Compensation Table for information relating to distributions to the named executive officers.

            The Committee believes that Performance Units are an effective means of providing long-term performance based compensation. The Committee believes that this direct link between performance and reward is important for motivation and retention. For the named executive officers, the number of Performance Units granted at the time of the 2004 Compensation Review was based upon the Committee's subjective evaluation of the executive relative to the factors outlined in paragraph (c) (Stock Based Compensation, above).

Deferred Shares

            Upon his election as Chairman in May 2004, Mr. Arpey voluntarily declined a grant of shares under the Deferred Share Plan. Awards of Deferred Shares were made to Mr. Beer in January 2004 and to Mr. Garton in July 2004. For Messrs. Beer and Garton, the number of Deferred Shares granted at the time of the 2004 Compensation Review was based upon the Committee's subjective evaluation of the executive relative to the factors outlined in paragraph (c) (Stock Based Compensation, above).

            Deferred Shares are grants of the Corporation's common stock that vest (a) 100% on the third anniversary of the grant date (in the case of Mr. Garton's award) or (b) in equal installments on the third, fourth and fifth anniversary of the grant date (in the case of Mr. Beer's award) (in either case, the "Deferred Share Plan"). In order to receive the award the recipient must be employed by the Corporation or one of its subsidiaries on the day the award vests (with pro-rata vesting in the case of death, disability, retirement or termination not for cause).

Career Equity Shares

            No awards under the Career Equity Program were made to any of the named executive officers in 2004.

            Career Equity Shares are deferred share grants of the Corporation's common stock that vest at age 60. There is pro-rata vesting in the event of death, disability, termination not for cause, or early retirement.

Compensation Committee of AMR:

                      Michael A. Miles, Chairman
                      David L. Boren
                      Armando M. Codina
                      Philip J. Purcell
                      Judith Rodin

PROPOSAL 2—RATIFICATION OF AUDITORS

            The Corporation's Audit Committee has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 2005. The stockholders will be requested to ratify the Audit Committee's selection. Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Vote Required for Approval

            A majority of votes cast is necessary for approval of the Audit Committee's selection of independent auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote FOR approval of this proposal.

PROPOSAL 3—STOCKHOLDER PROPOSAL

            Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who owns 1,000 shares of stock, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

RESOLVED:    That the stockholders of AMR recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

***

REASONS:    The President of the U.S.A. has a term limit, so do Governors of many states. The New York Stock Exchange has a six year term limit for directors. Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders. Target Corporation and many other corporations have a term limit.

No director should be able to feel that his or her directorship is until retirement.

If you AGREE, please mark your proxy FOR this resolution.

Response of the Board of Directors to this proposal.

            The Board of Directors recommends a vote against this proposal.

            The Corporation does business in a highly competitive industry and operates in a complex regulatory environment. The Corporation needs experienced directors. These directors provide significant value to the Corporation and its stockholders through their understanding of the industry and the Corporation's long-term strategies.

            The Board believes that its current policy of requiring directors to retire when they have reached retirement age, rather than term limits, is a preferable means of assuring director turn-over, while, at the same time, keeping experienced directors on the Board. For example, since 1990, and as of the date of this Proxy Statement, eleven outside directors have retired from the Board and nine new outside directors have joined the Board. Moreover, of the current nominees, about half have less than six years of Board service.

            As described elsewhere in this Proxy Statement, the Nominating/Corporate Governance Committee reviews annually the qualifications and the independence of each director in connection with the Committee's nomination of the slate of directors to be elected by the stockholders at the Corporation's annual meeting. Thus, there is an annual review of each director prior to his or her nomination at the annual meeting.

            The Board believes that the foregoing practices better serve the Corporation and its stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

            If any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            The Company's directors and its executive officers are required, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the NYSE, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2004 its directors and executive officers complied with all such requirements.

ADDITIONAL INFORMATION

            From time to time, stockholders submit proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 2006 proxy statement must be received by the Corporation no later than December 27, 2005. All stockholders submitting proposals must meet the stockholder eligibility requirements of §240.14a-8 of Regulation 14A of the Exchange Act (available on the SEC website). Any such proposal, as well as any related questions, should be directed to the Corporate Secretary of the Corporation at the address below.

            The Corporation's Bylaws provide that any stockholder wishing to bring any other item, other than proposals intended to be included in the proxy materials and nominations for directors before an annual meeting must notify the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the meeting. For the Corporation's 2006 annual meeting such notice must be received between February 17, 2006 and March 17, 2006. Such notice shall be in writing and shall set forth the item proposed to be brought before the meeting, shall identify the stockholder and shall disclose the stockholder's interest in the proposed item.

            Under the Corporation's Bylaws, nominations for director, other than those made by or at the direction of the Board of Directors, must be made by timely written notice to the Corporate Secretary of the Corporation setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the SEC and including evidence of such nominee's consent to serve. Such notice must be received not less than 120 calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. For the Corporation's 2006 annual meeting, the Corporation must receive such notice prior to December 27, 2005.

            The Nominating/Corporate Governance Committee has adopted a policy whereby it will consider qualified candidates for director suggested by our shareholders. Shareholders can suggest qualified candidates for director by writing to:

AMR Corporation
Corporate Secretary
P.O. Box 619616, MD 5675
DFW International Airport, Texas 75261-9616

            Submissions that are received whose candidates meet the criteria for director nominees as approved by the Board will be forwarded to the Chairman of that Committee for further review and consideration.

The criteria for director nominees are available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information".

            In certain sections of this Proxy Statement references are made to documents that may be found at the Corporation's website, at www.aa.com/investorrelations by clicking on "Corporate Governance" under "Company Information". All summaries of documents in this Proxy Statement are qualified in their entirety by reference to the text of the document on the Company's website.

                      By Order of the Board of Directors,

                      Charles D. MarLett
                       Corporate Secretary

April 22, 2005

IMPORTANT INFORMATION CONCERNING THE AMR CORPORATION ANNUAL MEETING WEDNESDAY, MAY 18, 2005
Registration Begins: 7:15 a.m. CDT	Meeting Begins: 8:00 a.m. CDT
  •
  AMR Corporation stockholders as of the close of business on March 21, 2005 are entitled to attend the annual meeting on May 18, 2005

  •
  Admission to the annual meeting will be by ticket only—please bring the admission ticket printed on, or included with, the proxy card or other proof of beneficial ownership of AMR Corporation shares as of the Record Date, such as a brokerage statement reflecting your stock ownership as of March 21, 2005

  •
  Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 21, 2005

  •
  Please allow ample time for check-in

  •
  Thank you for your interest and support—your vote is important!

DIRECTIONS TO THE
AMERICAN AIRLINES
TRAINING & CONFERENCE CENTER
Flagship Auditorium
4501 Highway 360 South
Fort Worth, Texas 76155

ANNUAL MEETING OF STOCKHOLDERS OF
AMR CORPORATION
May 18, 2005
PROXY VOTING INSTRUCTIONS
THREE WAYS TO VOTE:
As a stockholder, you can help AMR Corporation save both time and expense by voting this proxy over the Internet or by touch-tone telephone.

 INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
                                                             -OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                                                             -OR-
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.	COMPANY NUMBER ACCOUNT NUMBER
THANK YOU FOR VOTING!
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
The Board of Directors recommends a vote FOR proposals 1 and 2; and AGAINST proposal 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	Election of Directors:	NOMINEES:	2. Ratification of the selection of Ernst & Young LLP as independent auditors for the year 2005.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Gerard J. Arpey
( ) John W. Bachmann
( ) David L. Boren
( ) Edward A. Brennan
( ) Armando M. Codina
( ) Earl G. Graves
( ) Ann M. Korologos
( ) Michael A. Miles
( ) Philip J. Purcell
( ) Joe M. Rodgers
( ) Judith Rodin
( ) Matthew K. Rose
		( ) Roger T. Staubach	3. Stockholder Proposal Relating to Term Limits for Non-Employee Directors.	☐	☐	☐
This proxy, when properly signed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees; FOR proposal 2; and AGAINST proposal 3.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	If you plan to attend the Annual Meeting, please mark this box: ☐

Signature of Stockholder _________________ Date: ________ Signature of Stockholder _________________ Date: ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A D M I T T A N C E    T I C K E T
AMR CORPORATION

The 2005 Annual Meeting of Stockholders will be held at 8:00 a.m., CDT, on Wednesday, May 18, 2005, at the American Airlines Training & Conference Center, Flagship Auditorium
4501 Highway 360 South, Fort Worth, Texas 76155

TO ATTEND THIS MEETING
YOU MUST PRESENT THIS
ADMITTANCE TICKET OR
OTHER PROOF OF SHARE
OWNERSHIP

Registration begins at 7:15 a.m.

NOTE: Cameras, tape
recorders or other similar
recording devices will not be
allowed in the meeting room.

PROXY
AMR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF AMR CORPORATION

The undersigned hereby appoints Gerard J. Arpey, Edward A. Brennan and Joe M. Rodgers, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 18, 2005, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

Employees/Participants in the $uper $aver AMR Company Stock Fund—401(k) Capital Accumulation Plan (the "Fund"): This card also constitutes your voting instructions to the appointed proxies for those shares held in such Fund. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, U.S. Trust Company, N.A., as trustee of the Fund, will vote your allocated shares held by the Fund for which timely voting instructions are received as instructed by you. Any shares for which timely instructions are not received by U.S. Trust will be voted in the same manner and proportion as those shares for which timely instructions are received. The number of shares you are eligible to vote is based on your unit balance in the Fund on March 21, 2005, the record date for the determination of shareholders eligible to vote.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you vote your shares using the Internet, vote by telephone or sign and return this card.

(Continued and to be signed on the reverse side)

QuickLinks

OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTRONIC DELIVERY OF PROXY DOCUMENTS
ABOUT THE ANNUAL MEETING
  What is the purpose of the annual meeting?
  How are votes counted?
  What are the Board's recommendations?
  Who will bear the cost of soliciting proxies for the annual meeting?
  Who is entitled to vote at the annual meeting?
  What is the quorum for the annual meeting?
  How do I vote?
  When will Internet and telephone voting facilities close?
  Can I change my vote after I have voted?
  Who can attend the annual meeting?
  Where is the annual meeting?
PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS
BOARD OF DIRECTORS
  Board Committees
  Board Committee Roles and Number of Committee Meetings
  Director Nominees
  Number of Board and Committee Meetings; Attendance at Board, Committee and Annual Meetings
  Compensation Committee Interlocks and Insider Participation
  Director Independence
  Compensation of Directors
  Code of Conduct for Employees and Directors
  Executive Sessions and the Lead Director
  Contacting the Board of Directors
OWNERSHIP OF SECURITIES
  Securities Owned By Directors and Executive Officers
  Securities Owned By Certain Beneficial Owners
EXECUTIVE COMPENSATION
Summary Compensation Table
  Stock Options Granted
  Stock Option Exercises and December 31, 2004 Stock Option Value
  Long Term Incentive Plan Awards
  Pension Plan
  Pension Plan Table
CORPORATE PERFORMANCE
Cumulative Total Returns on $100 Investment on December 31, 1999
OTHER MATTERS INVOLVING EXECUTIVE OFFICERS
  Executive Termination Benefits Agreements
AUDIT COMMITTEE REPORT
  Number of Meetings, Nature of Reviews, Independence of Members, Charter, Meetings with Management and the Independent Auditors
FEES PAID TO ERNST & YOUNG LLP
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS
COMPENSATION COMMITTEE REPORT
  Overall Policy
  Discussion
PROPOSAL 2—RATIFICATION OF AUDITORS
PROPOSAL 3—STOCKHOLDER PROPOSAL
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
IMPORTANT INFORMATION CONCERNING THE AMR CORPORATION ANNUAL MEETING AND DIRECTIONS TO THE AMERICAN AIRLINES TRAINING & CONFERENCE CENTER